Exhibit 99.1

RBC Bearings Incorporated Announces Fiscal 2023 Third Quarter Results

Oxford, CT – February 9, 2023 – RBC Bearings Incorporated (NYSE: RBC, RBCP), a leading international manufacturer of highly engineered precision bearings, components and essential systems for the industrial, defense and aerospace industries, today reported results for the third quarter of fiscal 2023.

Key Highlights

●	Third quarter net sales of $351.6 million increased 31.7% over last year; organic net sales up 12.7%.

●	Industrial segment third quarter organic net sales up 11.8% year over year and Aerospace/Defense segment third quarter net sales up 13.2%.

●	Third quarter net income as a percentage of net sales of 10.3% vs 0.2% last year; adjusted EBITDA as a percentage of net sales of 29.4% vs 26.7% last year.

●	Term loan principal reduction of $60.0 million in the third quarter; $350.0 million from November 2021 to January 2023.

Third Quarter Financial Highlights

	Fiscal 2023		Fiscal 2022		Change
($ in millions)	GAAP	Adjusted (1)	GAAP	Adjusted (1)	GAAP	Adjusted (1)
Net sales	$351.6		$267.0		31.7%
Gross margin	$146.0	$146.0	$93.3	$100.3	56.5%	45.6%
Gross margin %	41.5%	41.5%	35.0%	37.6%
Operating income	$70.4	$71.6	$15.9	$46.3	343.7%	54.7%
Operating income %	20.0%	20.4%	5.9%	17.3%
Net income	$36.3	$53.3	$0.5	$40.6	6,541.8%	31.6%
Net income/(loss) attributable to common stockholders	$30.6	$47.7	$(5.2)	$34.8	687.5%	37.0%
Diluted EPS	$1.05	$1.64	$(0.18)	$1.20	683.3%	36.7%

(1)	Results exclude items in reconciliation below.

Nine Month Financial Highlights

	Fiscal 2023		Fiscal 2022		Change
($ in millions)	GAAP	Adjusted (1)	GAAP	Adjusted (1)	GAAP	Adjusted (1)
Net sales	$1,074.9		$584.1		84.0%
Gross margin	$438.3	$438.3	$219.6	$227.5	99.6%	92.7%
Gross margin %	40.8%	40.8%	37.6%	38.9%
Operating income	$206.9	$215.9	$61.8	$96.2	235.0%	124.5%
Operating income %	19.2%	20.1%	10.6%	16.5%
Net income	$117.5	$172.8	$23.2	$102.0	405.8%	69.4%
Net income attributable to common stockholders	$100.3	$155.6	$17.0	$95.8	491.1%	62.5%
Diluted EPS	$3.45	$5.36	$0.63	$3.58	447.6%	49.7%

(1)	Results exclude items in reconciliation below.

“We are pleased with our top- and bottom-line results during the third quarter and our overall performance throughout the fiscal year,” said Dr. Michael J. Hartnett, Chairman and Chief Executive Officer. “Net sales were in line with our expectations, and we continued to experience strong year-over-year revenue growth in both our Industrial and Aerospace/Defense sectors. For the remainder of the fiscal year, we remain confident in our ability to continue to navigate dynamic economic challenges and deliver sustainable growth.”

Third Quarter Results

Net sales for the third quarter of fiscal 2023 were $351.6 million, an increase of 31.7% from $267.0 million in the third quarter of fiscal 2022. Excluding Dodge, organic net sales increased 12.7% year over year. Net sales for our Industrial segment increased 41.6%, while net sales for our Aerospace/Defense segment increased 13.2%. Gross margin for the third quarter of fiscal 2023 was $146.0 million compared to $93.3 million for the same period last year.

SG&A for the third quarter of fiscal 2023 was $56.8 million, an increase of $15.1 million from $41.7 million for the same period last year. As a percentage of net sales, SG&A was 16.1% for the third quarter of fiscal 2023 compared to 15.6% for the same period last year.

Other operating expenses for the third quarter of fiscal 2023 totaled $18.9 million compared to $35.8 million for the same period last year. For the third quarter of fiscal 2023, other operating expenses included $17.4 million of amortization of intangible assets, $1.2 million of Dodge TSA costs and other costs associated with the Dodge acquisition, and $0.3 million of other items. For the third quarter of fiscal 2022, other operating expenses included $23.5 million of costs associated with the Dodge acquisition, $12.1 million of amortization of intangible assets, and $0.2 million of other items.

Operating income for the third quarter of fiscal 2023 was $70.4 million compared to $15.9 million for the same period last year. Excluding approximately $1.2 million of acquisition-related costs, adjusted operating income for the third quarter of fiscal 2023 was $71.6 million; excluding $30.4 million of acquisition costs, adjusted operating income for the third quarter of fiscal 2022 was $46.3 million. Adjusted operating income as a percentage of net sales was 20.4% for the third quarter of fiscal 2023 compared to 17.3% for the same period last year.

Interest expense, net, was $20.9 million for the third quarter of fiscal 2023 compared to $11.9 million for the same period last year.

Income tax expense for the third quarter of fiscal 2023 was $11.7 million compared to $2.1 million for the same period last year. The effective income tax rate for the third quarter of fiscal 2023 was 24.4% compared to 79.2% for the same period last year. The fiscal 2023 third quarter income tax expense included $0.3 million of tax benefits from stock-based compensation offset by $0.2 million of other items. Income tax expense for the third quarter of fiscal 2022 included $0.5 million of tax benefits from stock-based compensation offset by $0.1 million of other items. The tax rate for the third quarter of fiscal 2022 was negatively impacted by the inclusion of certain pre-tax acquisition-related charges that are not deductible for tax purposes.

Net income for the third quarter of fiscal 2023 was $36.3 million compared to $0.5 million for the same period last year. On an adjusted basis, net income was $53.3 million for the third quarter of fiscal 2023 compared to $40.6 million for the same period last year. Net income attributable to common stockholders for the third quarter of fiscal 2023 was $30.6 million compared to a net loss of $5.2 million for the same period last year. On an adjusted basis, net income attributable to common stockholders for the third quarter of fiscal 2023 was $47.7 million compared to $34.8 million for the same period last year.

Diluted EPS for the third quarter of fiscal 2023 was $1.05 compared to a loss of $0.18 for the same period last year. On an adjusted basis, diluted EPS was $1.64 for the third quarter of fiscal 2023 compared to $1.20 for the same period last year.

Backlog as of December 31, 2022 was $613.6 million compared to $552.7 million as of January 1, 2022 and $653.2 million as of October 1, 2022.

Outlook for the Fourth Quarter Fiscal 2023

The Company expects net sales to be approximately $375.0 million to $385.0 million in the fourth quarter of fiscal 2023, compared to $358.9 million last year, a growth rate of 4.5% to 7.3%.

Live Webcast

RBC Bearings Incorporated will host a webcast on Friday, February 10th at 11:00 a.m. ET to discuss the quarterly results. To access the webcast, go to the investor relations portion of the Company’s website, www.rbcbearings.com, and click on the webcast icon. If you do not have access to the Internet and wish to listen to the call, dial 877-407-4019 (international callers dial +1 201-689-8337) and provide conference ID # 13735439. An audio replay of the call will be available from 2:00 p.m. ET February 10th, 2023, until 2:00 p.m. ET February 24th, 2023. The replay can be accessed by dialing 877-660-6853 (international callers dial +1 201-612-7415) and providing conference ID # 13735439. Investors are advised to dial into the call at least ten minutes prior to the call to register.

Non-GAAP Financial Measures

In addition to disclosing results of operations that are determined in accordance with U.S. generally accepted accounting principles (GAAP), this press release also discloses non-GAAP results of operations that exclude certain items. These non-GAAP measures adjust for items that management believes are unusual. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding the Company’s results of operations, as these non-GAAP measures allow investors to better evaluate ongoing business performance. Investors should consider non-GAAP measures in addition to, not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial table attached to this press release.

Adjusted Operating Income

Adjusted operating income excludes acquisition expenses including the impact of acquisition-related fair value adjustments in connection with purchase, restructuring and other similar charges, gains or losses on extinguishment of debt, and other non-operational, non-cash or non-recurring losses. We believe that adjusted operating income is useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude non-cash expenses for amortization related to acquired intangible assets, stock compensation, amortization of deferred finance fees, acquisition expenses including the impact of acquisition-related fair value adjustments in connection with purchase, restructuring and other similar charges, gains or losses on divestitures, discontinued operations, gains or losses on extinguishment of debt, and other non-operational, non-cash or non-recurring losses, net of their income tax impact. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations.

Adjusted EBITDA

Adjusted EBITDA is the term we use to describe net income adjusted for the items summarized in the “Reconciliation of GAAP to Non-GAAP Financial Measures” table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. In view of our debt level, it is also provided to aid investors in understanding our compliance with our debt covenants. Management and various investors use the ratio of total debt less cash to Adjusted EBITDA, or "net debt leverage," as a measure of our financial strength and ability to incur incremental indebtedness when making investment decisions and evaluating us against peers. Lastly, management and various investors use the ratio of the change in Adjusted EBITDA divided by the change in net sales (referred to as “incremental margin” in the case of an increase in net sales or “decremental margin” in the case of a decrease in net sales) as an additional measure of our financial performance and utilize it when making investment decisions and evaluating us against peers.

Adjusted EBITDA is not a presentation made in accordance with GAAP, and our definition of Adjusted EBITDA may vary from the definition used by others in our industry. Adjusted EBITDA should not be considered as an alternative to net income, income from operations, or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA adds back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur or vary greatly, are difficult to predict, and can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times (i) include estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or (ii) exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred.

About RBC Bearings

RBC Bearings Incorporated is an international manufacturer and marketer of highly engineered precision bearings, components and essential systems. Founded in 1919, the Company is primarily focused on producing highly technical or regulated bearing products and components requiring sophisticated design, testing, and manufacturing capabilities for the diversified industrial, aerospace and defense markets. The Company is headquartered in Oxford, Connecticut.

Safe Harbor for Forward Looking Statements

Certain statements in this press release contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including the following: the section of this press release entitled “Outlook”; any projections of earnings, revenue or other financial items relating to the Company, any statement of the plans, strategies and objectives of management for future operations; any statements concerning proposed future growth rates in the markets we serve; any statements of belief; any characterization of and the Company’s ability to control contingent liabilities; anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “would,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” and other similar words. Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to general economic conditions, the COVID-19 pandemic, geopolitical factors, future levels of aerospace/defense and industrial market activity, future financial performance, our debt level, the integration of the Dodge acquisition, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending or future litigation and governmental proceedings and approvals, estimated legal costs, increases in interest rates, tax legislation and changes, our ability to meet our debt obligations, the Company’s ability to acquire and integrate complementary businesses, and risks and uncertainties listed or disclosed in the our reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s most recent Annual Report filed on Form 10-K/A. The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statements.

Contacts

RBC Bearings

Robert Sullivan

203-267-5014

Rsullivan@rbcbearings.com

Alpha IR Group

Michael Cummings

617-461-1101

investors@rbcbearings.com

RBC Bearings Incorporated

Consolidated Statements of Operations

(dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,	January 1,	December 31,	January 1,
	2022	2022	2022	2022
Net sales	$351,625	$266,953	$1,074,872	$584,058
Cost of sales	205,585	173,608	636,533	364,476
Gross margin	146,040	93,345	438,339	219,582

Operating expenses:
Selling, general and administrative	56,782	41,702	170,129	113,137
Other, net	18,866	35,778	61,331	44,693
Total operating expenses	75,648	77,480	231,460	157,830

Operating income	70,392	15,865	206,879	61,752

Interest expense, net	20,901	11,848	55,032	27,937
Other non-operating expense	1,539	1,395	2,490	639
Income before income taxes	47,952	2,622	149,357	33,176
Provision for income taxes	11,688	2,076	31,853	9,944
Net income	36,264	546	117,504	23,232
Preferred stock dividends	5,686	5,751	17,186	6,261
Net income/(loss) attributable to common stockholders	$30,578	$(5,205)	$100,318	$16,971

Net income/(loss) per share attributable to common stockholders:
Basic	$1.06	$(0.18)	$3.49	$0.64
Diluted	$1.05	$(0.18)	$3.45	$0.63

Weighted average common shares:
Basic	28,805,305	28,618,495	28,744,732	26,379,984
Diluted	29,120,318	28,618,495	29,053,608	26,757,811

	Three Months Ended		Nine Months Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Reconciliation of Reported Gross Margin to Adjusted Gross Margin:
Reported gross margin	$146,040	$93,345	$438,339	$219,582
Inventory step-up	-	6,977	-	6,977
Restructuring and consolidation	-	-	-	929
Adjusted gross margin	$146,040	$100,322	$438,339	$227,488

	Three Months Ended		Nine Months Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Reconciliation of Reported Operating Income to Adjusted Operating Income:
Reported operating income	$70,392	$15,865	$206,879	$61,752
Inventory step-up	-	6,977	-	6,977
Transaction and related costs	6	20,141	73	21,574
Transition services	1,241	3,325	8,945	3,325
Restructuring and consolidation	-	-	17	2,544
Adjusted operating income	$71,639	$46,308	$215,914	$96,172

	Three Months Ended		Nine Months Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Reconciliation of Reported Net Income attributable to Common Stockholders to Adjusted Net Income Attributable to Common Stockholders:
Reported net income	$36,264	$546	$117,504	$23,232
Inventory step-up	-	6,977	-	6,977
Transaction and related costs	6	22,217	73	39,120
Transition services	1,241	3,325	8,945	3,325
Restructuring and consolidation	-	-	17	2,544
Foreign exchange translation loss/(gain)	-	1	(417)	93
M&A related amortization	16,276	11,464	48,832	15,599
Stock compensation expense	2,874	4,544	11,047	28,499
Amortization of deferred finance fees	1,826	773	6,164	985
Tax impact of adjustments and other tax matters	(5,141)	(9,296)	(19,362)	(18,341)
Adjusted net income	$53,346	$40,551	$172,803	$102,033

Preferred stock dividends	5,686	5,751	17,186	6,261

Adjusted net income attributable to common stockholders	$47,660	$34,800	$155,617	$95,772

Adjusted net income per common share attributable to common stockholders:
Basic	$1.65	$1.22	$5.41	$3.63
Diluted	$1.64	$1.20	$5.36	$3.58

Weighted average common shares:
Basic	28,805,305	28,618,495	28,744,732	26,379,984
Diluted	29,120,318	29,011,478	29,053,608	26,757,811

	Three Months Ended		Nine Months Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Reconciliation of Reported Net Income to Adjusted EBITDA:
Reported net income	$36,264	$546	$117,504	$23,232
Interest expense, net	20,901	11,848	55,032	27,937
Provision for income taxes	11,688	2,076	31,853	9,944
Stock compensation expense	2,874	4,544	11,047	28,499
Depreciation and amortization	28,743	20,498	85,811	37,355
Other non-operating expense	1,539	1,395	2,490	639
Inventory step-up	-	6,977	-	6,977
Transaction and related costs	6	20,141	73	21,574
Transition services	1,241	3,325	8,945	3,325
Restructuring and consolidation	-	-	17	2,544
Adjusted EBITDA	$103,256	$71,350	$312,772	$162,026

	Three Months Ended		Nine Months Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Selected Financial Data:
Cash provided by operating activities	$60,878	$39,952	$149,258	$133,426

Capital expenditures	$6,501	$14,879	$29,577	$21,761

Total debt			$1,464,078	$1,790,253

Cash and marketable securities			$82,036	$255,503

Total debt minus cash and marketable securities			$1,382,042	$1,534,750

Repurchase of common stock			$6,559	$7,656

Backlog			$613,582	$552,712

	Three Months Ended		Nine Months Ended
	December 31,	January 1,	December 31,	January 1,
	2022	2022	2022	2022
Segment Data, Net External Sales:
Aerospace and defense segment	$105,532	$93,203	$308,479	$276,483
Industrial segment	246,093	173,750	766,393	307,575
Total net external sales	$351,625	$266,953	$1,074,872	$584,058

FY2023 Q4 Outlook - Modeling Items:
Net sales	$375,000-$385,000
Gross margin (as a percentage of net sales)	41.00%-42.00%
SG&A (as a percentage of net sales)	15.25%-15.75%
Interest expense, net	$21,000-$22,000
Preferred stock dividends	$5,750